Exhibit 99.10

CIG GAS STORAGE COMPANY
STATEMENTS OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Other Income
Earnings from equity investment	$519	$536
Total Other Income	519	536

Income before income taxes	519	536
Income tax (expense) benefit	(184)	3
Net Income	$335	$539

The accompanying notes are an integral part of these financial statements.

CIG GAS STORAGE COMPANY
BALANCE SHEETS
(In Thousands)

	March 31, 2014	December 31, 2013

ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$—	$—
Total current assets	—	—

Investments	14,907	15,010
Total Assets	$14,907	$15,010

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accrued income taxes	$—	$573

Long-term liabilities and deferred credits
Deferred income taxes	4,471	4,471
Total Liabilities	4,471	5,044

Stockholder's Equity
Common stock, 1,000 shares authorized and outstanding	1	1
Retained earnings	10,435	9,965
Total stockholder's equity	10,436	9,966

Total Liabilities and Stockholder's Equity	$14,907	$15,010

The accompanying notes are an integral part of these financial statements.

CIG GAS STORAGE COMPANY
STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash Flows From Operating Activities
Net Income	$335	$539
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	—	(194)
Earnings from equity investment	(519)	(536)
Distributions from equity investment earnings	622	1,212
Changes in components of working capital:
Accrued income taxes	184	191
Net Cash Provided by Operating Activities	622	1,212

Cash Flows From Financing Activities
Distributions to parent	(622)	(1,212)
Net Cash Used in Financing Activities	(622)	(1,212)

Net Change in Cash and Cash Equivalents	—	—
Cash and Cash Equivalents, beginning of period	—	—
Cash and Cash Equivalents, end of period	$—	$—

Non-Cash Financing Activities
Settlement of prior year income taxes with Parent	$757	$849

The accompanying notes are an integral part of these financial statements.

CIG GAS STORAGE COMPANY
STATEMENTS OF STOCKHOLDER'S EQUITY
(In Thousands)
(Unaudited)

	Common Stock	Retained Earnings	Total
Balance at December 31, 2012	$1	$10,945	$10,946
Net income		539	539
Distributions		(1,212)	(1,212)
Non-cash settlement of income taxes with Parent		849	849
Balance at March 31, 2013	$1	$11,121	$11,122

Balance at December 31, 2013	$1	$9,965	$9,966
Net income		335	335
Distributions		(622)	(622)
Non-cash settlement of income taxes with Parent		757	757
Balance at March 31, 2014	$1	$10,435	$10,436

The accompanying notes are an integral part of these financial statements.

CIG GAS STORAGE COMPANY
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

1. General

Organization

We are a Delaware corporation and a subsidiary of El Paso CNG L.L.C. (CNG), a wholly owned subsidiary of El Paso Holdco LLC (El Paso). El Paso is a wholly owned subsidiary of Kinder Morgan, Inc. (KMI). Unless the context otherwise requires, references to "we", "us", or "our", are describing CIG Gas Storage Company. On April 29, 2014, we converted from a corporation to a limited liability company. Effective at close of business on April 30, 2014, El Paso Pipeline Partners, L.P. (EPB), an indirect subsidiary of KMI, acquired us from KMI.

We own 47.5% of Young Gas Storage Company, Ltd. (Young), which owns and operates a natural gas underground storage facility in northeast Colorado. Young's operations are regulated by the Federal Energy Regulatory Commission (FERC) under the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978 and the Energy Policy Act of 2005.

Basis of Presentation

We have prepared the accompanying unaudited financial statements in accordance with accounting principles contained in the Financial Accounting Standards Board’s Accounting Standards Codification, the single source of generally accepted accounting principles in the United States and referred to in this report as the Codification. Under such rules, we have condensed or omitted certain information and notes normally included in financial statements prepared in conformity with the Codification. We believe, however, that our disclosures are adequate to make the information presented not misleading.

The financial statements as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are unaudited. We derived the balance sheet as of December 31, 2013 from our 2013 audited balance sheet. In addition, our accompanying financial statements reflect normal adjustments that are, in the opinion of our management, necessary for a fair presentation of our financial results for the interim periods. Interim results are not necessarily indicative of results for a full year; accordingly, you should read these financial statements in conjunction with our audited financial statements and related notes for the year ended December 31, 2013.

We have evaluated subsequent events through June 11, 2014, the date our financial statements are available to be issued.

2. Investments in Unconsolidated Affiliates

Young, our equity method investment, consists of 38 natural gas storage facility wells, a 6,000 horsepower compressor station, a gas processing plant, eleven miles of 20-inch pipeline and four miles of storage gathering line.

Summarized financial information related to our equity method investment is reported below (in thousands; amounts represent 100% of investee financial information):

	Three Months Ended March 31,
	2014	2013
Operating results data
Operating revenues	$2,300	$2,210
Operating expenses	1,227	1,103
Income from continuing operations and net income	1,073	1,107

	March 31, 2014	December 31, 2013

Financial position data
Current assets	$2,135	$2,086
Non-current assets	30,187	32,228
Current liabilities	1,308	3,088

3. Income Taxes

Our income tax expense differs from the amount computed by applying the statutory federal income tax rate of 35% for the following reasons (in thousands, except %):

	Three Months Ended March 31,
	2014	2013
Income tax expense at the statutory federal rate of 35%	$182	$187
State income taxes, net of federal income tax effect	2	3
State deferred tax rate change	—	(193)
Income tax expense (benefit)	$184	$(3)
Effective tax rate	35%	(1)%

In conjunction with EPB’s acquisition of us effective as of the close of business on April 30, 2014, we are no longer subject to either federal income taxes or generally to state income taxes. As a result of and concurrent with this acquisition, we settled our current and deferred income tax liability balances of approximately $4 million, pursuant to our tax sharing program with KMI with a non-cash contribution from KMI.

4. Related Party Transactions

As of March 31, 2014 and 2013, we received non-cash contributions of $757 thousand and $849 thousand, respectively, from KMI, representing the settlement of current and deferred income tax liabilities as of December 2013 and 2012, pursuant to the tax sharing program with KMI.

We participate in KMI's centralized cash management system. Under this cash management arrangement, we generally settle intercompany activities quarterly through contributions or distributions with KMI.

5. Litigation and Environmental Matters

We are party to various legal, regulatory and other matters arising from the day-to-day operations of our business that may result in claims against us. Although no assurance can be given, we believe, based on our experiences to date and taking into account established reserves, that the ultimate resolution of such items will not have a material adverse impact on our business, financial position, results of operations or cash flows. We believe we have meritorious defenses to the matters to which we are a party and intend to vigorously defend these matters. When we determine a loss is probable of occurring and is reasonably estimable, we accrue an undiscounted liability for such contingencies based on our best estimate using information available at that time. If the estimated loss is a range of potential outcomes and there is no better estimate within the range, we accrue the amount at the low end of the range. We disclose contingencies where an adverse outcome may be material, or in the judgment of management, we conclude the matter should otherwise be disclosed. We had no accruals for any outstanding legal proceedings as of March 31, 2014 and December 31, 2013.

Environmental Matters

We are subject to environmental cleanup and enforcement actions from time to time. Our operations are subject to federal, state and local laws and regulations relating to protection of the environment. Although we believe our operations are in substantial compliance with applicable environmental law and regulations, risks of additional costs and liabilities are inherent in our operations, and there can be no assurance that we will not incur significant costs and liabilities. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies under the terms of authority of those laws, and claims for damages to property or persons resulting from operations, could result in substantial costs and liabilities to us. We had no accruals for environmental matters as of March 31, 2014 and December 31, 2013. It is possible that new information or future developments could require us to reassess our potential exposure related to environmental matters.